Exhibit 10.1

                            INDEMNIFICATION AGREEMENT

      THIS INDEMNIFICATION AGREEMENT (the "Agreement") is entered into effective as of July ___, 2003, between COST-U-LESS, INC., a Washington (the "Company"), and ___________________, a director and/or officer of the Company
("Indemnitee").

                                    RECITALS

      A. Indemnitee is a director and/or officer of the Company and/or one or more subsidiaries of the Company and in such capacity is performing valuable services for the Company.

      B. Section 10.1 of the bylaws of the Company ("Bylaws") provides a right to indemnification of the directors and officers of the Company against all expense, liability and loss reasonably incurred by such director or officer in connection with such officer's service to the Company.

      C. Section 10.6 of the Bylaws provides that the right to indemnification pursuant to the Bylaws shall not be exclusive of any other right to indemnification a director or officer of the Company may from to time acquire, including by agreement.

      D. Section 23B.08.510 of the Washington Business Corporation Act (the "Statute"), under which the Company is organized, empowers the Company to indemnify its directors and officers by agreement.

      E. The Company desires and has requested Indemnitee to serve or to continue to serve as a director and/or officer of the Company and/or one or more subsidiaries of the Company free from undue concern for claims for damages arising out of or related to such services to the Company and/or one or more subsidiaries of the Company, and Indemnitee is willing to serve, or to continue to serve, the Company and/or one or more subsidiaries of the Company, provided that he is furnished with the indemnification rights provided for herein.

      NOW, THEREFORE, in consideration of the recitals above, the mutual covenants and agreements set forth in this Agreement, and Indemnitee's service as a director and/or officer after the date hereof, the Company and Indemnitee agree as follows:

      1. Indemnification

            1.1 Scope. Subject to Section 1.3 below, the Company agrees to hold harmless and indemnify Indemnitee to the full extent permitted by law against any Damages (as defined in Section 1.4) incurred by Indemnitee with respect to any Proceeding (as defined in Section 1.5) to which Indemnitee is or is threatened to be made a party or witness, notwithstanding that such indemnification is not specifically authorized by this Agreement, the Company's Articles of Incorporation ("Articles") or Bylaws, the Statute or otherwise. Such right to indemnification shall be without regard to the limitations in RCW 23B.08.510 through 23B.08.550; provided, however, that Indemnitee shall have no right to indemnification on account of (a) acts or omissions of Indemnitee finally adjudged to be intentional misconduct or a knowing violation of law; (b) conduct of Indemnitee finally adjudged to be in violation of RCW 23B.08.310; or
(c) any transaction with respect to which it is finally adjudged that Indemnitee personally received a benefit in money, property or services to which Indemnitee was not legally entitled. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule regarding the right of a Washington corporation to indemnify a member of its board of directors or an officer, such changes, to the extent that they would expand Indemnitee's rights hereunder, shall be within the scope of Indemnitee's rights and the Company's obligations hereunder, and, to the extent that they would narrow Indemnitee's rights hereunder, shall be excluded from this Agreement; provided, however, that any change that is required by applicable laws, statutes or rules to be applied to this Agreement shall be so applied regardless of whether the effect of such change is to narrow Indemnitee's rights hereunder.

            1.2 Proceedings Relating to Officer's Failure to Discharge Duties. If Indemnitee is an officer of the Company and/or of one or more subsidiaries of the Company, the indemnification and other rights and benefits provided to Indemnitee by this Agreement shall apply fully with respect to any Proceeding in which it is claimed or adjudicated that Indemnitee is liable to the Company and/or one or more subsidiaries of the Company by reason of having failed to discharge the duties of Indemnitee's office, which claims and liabilities are hereby released; provided, however, that the foregoing indemnification and release obligations of the Company shall have no application with respect to claims and liabilities by or to the Company to the extent that they are based upon or arise out of Indemnitee's actions or omissions described in clauses (a),
(b) or (c) of Section 1.1.

            1.3 Nonexclusivity. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under any provision of law, the Company's Articles or Bylaws, any vote of the Company's shareholders or disinterested directors, other agreements, the Statute or otherwise, whether as to actions or omissions by Indemnitee in Indemnitee's official capacity or otherwise.

            1.4 Included Coverage. If Indemnitee is made a party (or is threatened to be made a party) to, or is otherwise involved (including, but not limited to, as a witness) in any Proceeding, the Company shall hold harmless and indemnify Indemnitee from and against any and all losses, claims, damages and liabilities incurred in connection with such Proceeding, including but not limited to attorneys' fees, judgments, fines, ERISA excise taxes or penalties, amounts paid in settlement and other expenses (collectively, "Damages").

            1.5 Definition of Proceeding. For purposes of this Agreement, "Proceeding" shall mean any actual, pending, threatened or completed action, suit, claim or proceeding (whether civil, criminal, administrative or investigative and whether formal or informal) in which Indemnitee is, has been or becomes involved by reason of the fact that Indemnitee is or has been a director, officer, employee or agent of the Company or any of its subsidiaries or that, being or having been such a director, officer, employee or agent, Indemnitee is or was serving at the request of the Company as a director, officer, employee, trustee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (collectively, a "Related Company"), including but not limited to service with respect to any employee benefit plan, whether the basis of such action, suit, claim or proceeding is alleged action or omission by Indemnitee in an official capacity as a director, officer, employee, trustee or agent or in any other capacity while serving as a director, officer, employee, trustee or agent; provided, however, that, except with respect to an action to enforce this Agreement, "Proceeding" shall not include any action, suit, claim or proceeding instituted by or at the direction of Indemnitee unless such action, suit, claim or proceeding is or was authorized by the Board.


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            1.6 Notification. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof (which notice shall be in the form of Exhibit A hereto); provided, however, that failure to so notify the Company will relieve the Company from any liability that it may otherwise have to Indemnitee under this Agreement only if and to the extent that such failure can be shown to have prejudiced the Company's ability to defend the Proceeding.

            1.7 Determination of Entitlement. If a determination of Indemnitee's entitlement to indemnification is required pursuant to RCW 23B.08.550 or a successor statute or pursuant to other applicable law, the appropriate decision maker shall make such determination; provided, however, that (a) Indemnitee shall initially be presumed in all cases to be entitled to indemnification, and
(b) unless the Company shall deliver to Indemnitee written notice of a determination that Indemnitee may not be entitled to indemnification within twenty (20) days after the Company's receipt of Indemnitee's notice pursuant to
Section 1.6, Indemnitee shall conclusively be deemed to be entitled to such indemnification and the Company hereby agrees not to assert otherwise. Indemnitee may establish a conclusive presumption of any fact necessary to such a determination by delivering to the Company a declaration made under penalty of perjury that such fact is true.

            1.8 Survival. The indemnification and release provided under this Agreement shall apply to any and all Proceedings, notwithstanding that Indemnitee has ceased to be a director, officer, employee, trustee or agent of the Company or any of its subsidiaries or a Related Company, and Indemnitee's rights hereunder shall continue after Indemnitee has ceased acting as agent of the Company or any its subsidiaries and shall inure to the benefit of the heirs, executors, and administrators of Indemnitee.

      2. Expense Advances

            2.1 Generally. The right to indemnification conferred by Section 1 shall include the right to have the Company pay all of Indemnitee's out-of-pocket costs of any type or nature whatsoever (including, without limitation, all attorneys' fees and related disbursements) and other expenses in connection with any Proceeding or establishing or enforcing a right to indemnification under this Agreement or the Statute or otherwise as such expenses are actually and reasonably incurred by Indemnitee and in advance of such Proceeding's final disposition; provided, however, that "expenses" shall not include any judgments, fines, ERISA excise taxes or penalties, or amounts paid in settlement of a Proceeding (such right is referred to hereinafter as an "Expense Advance").


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

            2.2 Conditions to Expense Advance. The Company's obligation to provide an Expense Advance is subject to the following conditions:

                  (a) Undertaking. If required under applicable law, Indemnitee or his representative shall have executed and delivered to the Company an undertaking (in the form of Exhibit B hereto), which need not be secured and shall be accepted without reference to Indemnitee's financial ability to make repayment, by or on behalf of Indemnitee, to repay all Expense Advances if and to the extent that it shall ultimately be determined, by a final decision not subject to appeal rendered by a court having proper jurisdiction, that Indemnitee is not entitled to be indemnified for such Expense Advance under this Agreement or otherwise.

                  (b) Cooperation. Indemnitee shall give the Company such information and cooperation as the Company may reasonably request.

                  (c) Affirmation. If required under applicable law, Indemnitee shall furnish a written affirmation of Indemnitee's good faith belief that Indemnitee has met all applicable standards of conduct.

      3. Agreement to Serve. Indemnitee agrees to serve and/or continue to serve as an agent of the Company or any of its subsidiaries, at its will (or under separate agreement, if such agreement exists), in the capacity Indemnitee currently serves as an agent of the Company or any of its subsidiaries, so long as he is duly approved or elected and qualified in accordance with the applicable provisions of the Bylaws of the Company or any subsidiary of the Company or until such time as he tenders his resignation in writing; provided, however, that nothing contained in this Agreement is intended to create any right to continued employment by Indemnitee.

      4. Procedures for Enforcement

            4.1 Enforcement. If a claim for indemnification made by Indemnitee hereunder is not paid in full within sixty (60) days, or a claim for an Expense Advance made by Indemnitee hereunder is not paid in full within twenty (20) days, after written notice of such claim is delivered to the Company, Indemnitee may, but need not, at any time thereafter bring suit against the Company to recover the unpaid amount of the claim (an "Enforcement Action").

            4.2 Presumptions in Enforcement Action. In any Enforcement Action the following presumptions (and limitations on presumptions) shall apply:

                  (a) The Company shall conclusively be presumed to have entered into this Agreement and assumed the obligations imposed hereunder in order to induce Indemnitee to serve or to continue to serve as an director and/or officer of the Company or any of its subsidiaries;

                  (b) Neither (i) the failure of the Company (including but not limited to the Board, independent or special legal counselor the Company's shareholders) to make a determination prior to the commencement of the Enforcement Action that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor
(ii) an actual determination by the Company, the Board, independent or special legal counselor the Company's shareholders that Indemnitee has not met such applicable standard of conduct shall be a defense to the Enforcement Action or create a presumption that Indemnitee has not met the applicable standard of conduct; and


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

                  (c) If Indemnitee is or was serving as a director, officer, employee, trustee or agent of a corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Company or in an executive or management capacity in a partnership, joint venture, trust or other enterprise of which the Company or a wholly-owned subsidiary of the Company is a general partner or has a majority ownership, then such corporation, partnership, joint venture, trust or enterprise shall conclusively be deemed a Related Company and Indemnitee shall conclusively be deemed to be serving such Related Company at the request of the Company.

            4.3 Attorneys' Fees and Expenses for Enforcement Action. If Indemnitee is required to bring an Enforcement Action, the Company shall hold harmless and indemnify Indemnitee against all of Indemnitee's attorneys' fees and expenses in bringing and pursuing the Enforcement Action (including but not limited to attorneys' fees at any stage, and on appeal) if and to the extent that it shall ultimately be determined, by a final decision not subject to appeal rendered by a court having proper jurisdiction, that Indemnitee is entitled to indemnification pursuant to this Agreement.

      5. Defense of Claim. With respect to any Proceeding as to which Indemnitee has provided notice to the Company pursuant to Section 1.6:

            5.1 The Company may participate therein at its own expense.

            5.2 The Company, jointly with any other indemnifying party similarly notified, may assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to so assume the defense thereof, the Company shall not be liable to Indemnitee under this Agreement for any legal fees or other expenses (other than reasonable costs of investigation) subsequently incurred by Indemnitee in connection with the defense thereof unless (a) the employment of counsel by Indemnitee or the incurring of such expenses has been authorized by the Company, (b) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such Proceeding, or
(c) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases the legal fees and other expenses of Indemnitee shall be at the expense of the Company. The Company shall not be entitled to assume the defense of a Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have reached the conclusion described in clause (b) above.

            5.3 The Company shall not be liable for any amounts paid in settlement of any Proceeding effected without its written consent.

            5.4 The Company shall not settle any Proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent.

            5.5 Neither the Company nor Indemnitee will unreasonably withhold its or his consent to any proposed settlement of any Proceeding.


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

      6. Maintenance of D&O Insurance

            6.1 Subject to Section 6.3 below, during the period (the "Coverage Period") beginning as soon as practicable following the date of this Agreement and ending not less than four (4) years following the time Indemnitee is no longer serving as either a director or officer of the Company or any of its subsidiaries or any Related Company, or, if later, such time as Indemnitee shall no longer be reasonably subject to any possible Proceeding, the Company shall maintain a directors' and officers' liability insurance policy in full force and effect or shall have purchased or otherwise provided for a run-off or tail policy or endorsement to such existing policy ("D&O Insurance"), providing in all respects coverage at least comparable to and in similar amounts as that obtained by other comparable companies.

            6.2 Under all policies of D&O Insurance, Indemnitee shall during the Coverage Period be named as an insured in such a manner as to provide Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to the Company's directors or officers most favorably insured by such policy, and each insurer under a policy of D&O Insurance shall be required to provide Indemnitee written notice at least thirty (30) days prior to the effective date of termination of the policy.

            6.3 The Company shall have no obligation to obtain or maintain D&O Insurance if the Board determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, or the coverage provided by such insurance is so limited by exclusions as to provide an insufficient benefit.

            6.4 It is the intention of the parties in entering into this Agreement that the insurers under the D&O Insurance, if any, shall be obligated ultimately to pay any claims by Indemnitee which are covered by D&O Insurance, and nothing herein shall be deemed to diminish or otherwise restrict the Company's or Indemnitee's right to proceed or collect against any insurers under D&O Insurance or to give such insurers any rights against the Company or Indemnitee under or with respect to this Agreement, including but not limited to any right to be subrogated to the Company's or Indemnitee's rights hereunder, unless otherwise expressly agreed to by the Company and Indemnitee in writing. The obligation of such insurers to the Company and Indemnitee shall not be deemed reduced or impaired in any respect by virtue of the provisions of this Agreement.

            6.5 The Company shall be subrogated to Indemnitee's rights under D&O Insurance with respect to claims for Damages and Expense Advances that have been paid to Indemnitee under this Agreement.

      7. Limitations on Indemnification; Mutual Acknowledgment

            7.1 Limitation on Indemnity. No indemnification pursuant to this Agreement shall be provided by the Company:

                  (a) On account of any suit in which a final, unappealable judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company in violation of the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto; or


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

                  (b) For Damages or Expense Advances that have been paid directly to Indemnitee by an insurance carrier under a policy of D&O Insurance or other insurance maintained by the Company.

            7.2 Mutual Acknowledgment. The Company and Indemnitee acknowledge that, in certain instances, federal law or public policy may override applicable state law and prohibit the Company from indemnifying Indemnitee under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the "SEC") has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Furthermore, Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit for judicial determination the issue of the Company's power to indemnify Indemnitee in certain circumstances.

      8. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to take or fail to take any action in violation of applicable law. The Company's inability to perform its obligations under this Agreement pursuant to court order shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable, as provided in this Section 8. If a court of competent jurisdiction should decline to enforce any of the provisions of this Agreement, the Company and Indemnitee agree that such provisions shall be deemed to be reformed to provide Indemnitee indemnification by the Company to the maximum extent permitted by the other portions of this Agreement that are not unenforceable, and the remainder of this Agreement shall not be affected, and this Agreement shall continue in force.

      9. Governing Law; Binding Effect; Amendment and Termination

            9.1 This Agreement shall be interpreted and enforced in accordance with the laws of the State of Washington.

            9.2 This Agreement shall be binding upon Indemnitee and upon the Company, its successors and assigns, and shall inure to the benefit of Indemnitee, Indemnitee's heirs, personal representatives and assigns and to the benefit of the Company, its successors and assigns.

            9.3 No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

            9.4 Nothing in this Agreement shall confer upon Indemnitee the right to continue to serve as a director and\or officer of the Company or any of its subsidiaries. If Indemnitee is an officer of the Company, then, unless otherwise expressly provided in a written employment agreement between the Company and Indemnitee, the employment of Indemnitee with the Company shall be terminable at will by either party.


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            9.5 This Agreement shall remain in full force and effect so long as
Indemnitee is a director or officer of the Company or any of its subsidiaries, or is serving at the request of the Company in any of the capacities specified in Section 1.5. Rights arising with respect to any such office or position held prior to the termination hereof shall survive the termination of such office or position. The Company shall require any successor to the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement effective as of the day and year first set forth above.

        "Company"                           COST-U-LESS, INC.


                                            By
                                               ---------------------------------
                                               J. Jeffrey Meder, President & CEO


        "Indemnitee"
                                            ------------------------------------


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                                    EXHIBIT A

                                 NOTICE OF CLAIM

      1. Notice is hereby given by the undersigned, ____________________________, pursuant to Section 1.6 of the Indemnification Agreement ("Agreement") dated as of __________________, between Cost-U-Less, Inc., a Washington corporation (the "Company"), and the undersigned, of the commencement of a Proceeding, as defined in the Agreement.

      2. The undersigned hereby requests indemnification with respect to the Proceeding by the Company under the terms of the Agreement.

      3. [Add brief description of the Proceeding]

      Dated: _____________________, _________.


                                                --------------------------------


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                                    EXHIBIT B

                            STATEMENT OF UNDERTAKING

STATE OF _____________________ )
                               ) ss.
COUNTY OF ____________________ )

      I, _____________________, being first duly sworn, do depose and say as follows:

      1. This Statement is submitted pursuant to the Indemnification Agreement (the "Agreement") dated as of ___________________________ between Cost-U-Less, Inc., a Washington corporation (the "Company"), and me.

      2. I am requesting an Expense Advance, as defined in the Agreement.

      3. I believe in good faith that I have met the standard of conduct described in RCW 23B.08.510.

      4. I hereby undertake to repay the Expense Advance if and to the extent it is ultimately determined by a final, unappealable decision rendered by a court having proper jurisdiction that I am not entitled to be indemnified by the Company.

      5. The expenses for which advancement is requested are as follows:

            [Add brief description of expenses]

      DATED: ______________________, _________.


                                                --------------------------------

SUBSCRIBED AND SWORN TO before me this ____ day of ________________,


(Seal or stamp)
                               -------------------------------------------------
                               Notary Signature


                               -------------------------------------------------
                               Print/Type Name
                               Notary Public in and for the State of Washington, residing at _____________________________________
                               My appointment expires __________________________